UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 1, 2005
CERES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8483 (Commission File Number)	34-1017531 (I.R.S. Employer Identification Number)
17800 Royalton Road, Cleveland, Ohio 44136
(Address of principal executive offices)
(440) 572-2400
(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement.
     On September 1, 2005, Ceres Group, Inc. (“Ceres”) agreed to purchase 1,000,000 shares, in the aggregate, of its common stock from International Managed Care, LLC and International Managed Care (Bermuda), L.P. (together, the “IMC funds”) for an aggregate purchase price of approximately $5.9 million. Two directors of Ceres, Robert A. Spass and Bradley E. Cooper, are affiliated with the IMC funds. The transaction is expected to close on September 8, 2005. Information about this stock purchase is set forth in the Stock Purchase Agreement and a press release, which are attached hereto as exhibits and incorporated herein by reference.
Item 9.01. Exhibits.
Exhibit 10.50	Stock Purchase Agreement, dated September 1, 2005, between Ceres Group, Inc., International Managed Care, LLC and International Managed Care (Bermuda), L.P.
Exhibit 99.1	Press Release, dated September 1, 2005, announcing the stock purchase.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES GROUP, INC.
/s/ Kathleen L. Mesel

By: Its:	Kathleen L. Mesel Corporate Secretary
Dated: September 7, 2005